Exhibit 99.906 CERT

certification of president and Treasurer pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the sarbanes oxley act of 2002

Robert Scharar, President, and Zachary P. Richmond, Treasurer of Commonwealth International Series Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2024 (the “Form N-CSR”) fully complies with the requirements of Sections 13(a) or Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Principal Executive Officer Commonwealth International Series Trust	Treasurer and Principal Financial Officer Commonwealth International Series Trust

/s/ Robert Scharar	/s/ Zachary P. Richmond
Robert Scharar	Zachary P. Richmond

Date:	1/07/2025	Date:	1/07/2025

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Commonwealth International Series Trust and will be retained by Commonwealth International Series Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.